News Release

FOR IMMEDIATE RELEASE                                      Contact: David Kamp
June 19, 2002                                              (916) 746-3123
                                                           d.kamp@surewest.com


             SureWest Signs Agreement to Acquire Assets of WINfirst

(Roseville, California) - SureWest Communications (NASDAQ: SURW), a provider of integrated communications services, announced today that it has signed an Asset Purchase Agreement to acquire certain assets of Western Integrated Networks, LLC
(WIN), which operates under the "WINfirst" name. WIN is a provider of high-speed voice, data and video services that is currently in Chapter 11 bankruptcy proceedings.

The acquisition will allow SureWest to expand its provision of broadband services in the Sacramento, California marketplace. SureWest has agreed to pay $12 million for the assets, which will be acquired from WIN and a number of affiliated entities. On June 6, 2002, the Sacramento Metropolitan Cable
Television Commission issued a license to SureWest in anticipation of a potential transaction involving the Company and WIN.

The Asset Purchase Agreement and supporting documentation will be filed with the Bankruptcy Court within a few days to begin the process necessary for Court approval. Absent any overbid, closing of the transaction is expected to occur next month, after final approval of the Bankruptcy Court and the satisfaction of other closing requirements.

Brian Strom, President and CEO of SureWest Communications, said, "Our strategic goal is to become the dominant integrated communications provider in the Sacramento region. If we are successful in completing the transaction, SureWest will enjoy the benefits of WIN's large capital investment that can be put to immediate use within the Sacramento region.

"While SureWest believes there are great opportunities associated with the acquisition, there are challenges to completing the transaction. Closing requires the cooperative efforts of a great number of people including WIN's employees, suppliers and customers. If the transaction is consummated, SureWest will embark on a long-term program to leverage its fiber optic network architecture and service experience to bring broadband data, video and voice services to many more customers. If the transaction is completed, we will host a conference call and simultaneous webcast to discuss our operational plans," Strom said.

Given the uncertainties of WIN operating under bankruptcy protection, both SureWest and WIN are working toward a rapid completion of the acquisition, and are requesting final Bankruptcy Court authority to complete the transaction by next month. Until the asset transfer is completed, the management of the operations, business affairs and staff of WIN will remain with WIN, subject, in certain instances, to the approval of or recommendations from the Creditors' Committee.
                                     -more-
SureWest - Page Two

About SureWest Communications

SureWest Communications and its family of companies including Roseville Telephone Company, SureWest Wireless, SureWest Broadband, SureWest Internet, SureWest Directories, SureWest Long Distance and QuikNet, Inc., create value for customers and shareholders through an integrated network of highly reliable advanced communications products and services with unsurpassed customer care. The company's principal operating subsidiary, Roseville Telephone Company, is California's third largest telecommunications company, and has provided telecommunications services for nearly 90 years as the Incumbent Local Exchange Carrier (ILEC) to the communities of Roseville, Citrus Heights, Granite Bay, Antelope and parts of Rocklin. The company, through its Competitive Local Exchange Carrier (CLEC) and subsidiaries, is licensed to provide fiber optics, 39 GHz wireless, PCS wireless, DSL, high-speed Internet access and data
transport.   For   more   information,   visit   the   SureWest   web   site  at
www.surewest.com.

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the PCS, Internet and CLEC operating entities.

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